Exhibit 99.1


         Ark Restaurants Announces Financial Results for the
          Second Quarter and Six Months Ended March 31, 2007


   NEW YORK--(BUSINESS WIRE)--May 14, 2007--Ark Restaurants Corp.
(NASDAQ:ARKR) today reported financial results for the second quarter and six month periods ended March 31, 2007.

   For the three months ended March 31, 2007, the Company's net income from continuing operations was $447,000, or $0.13 per share ($0.12 per diluted share), compared to $124,000, or $0.04 per share ($0.04 per diluted share), for the same period last year.

   Total revenues from continuing operations for the three month period ended March 31, 2007 were $25.9 million versus $24.1 million in the same period last year. Revenues from the Company's Las Vegas operations represented 44.3% of the Company's total revenues from continuing operations during the three-month period ended March 31, 2007. Compared to the same period last year, same store sales in the Company's New York City operations increased by 7.0%, same store sales in the Company's Washington D.C. operations increased by 6.3%, same store sales in the Company's Las Vegas operations increased by 2.0% and same store sales in Atlantic City increased 68.3%. The increase in Atlantic City this year was primarily due to last year's low level of sales following the start-up of these operations. The Company does not anticipate similar same store percentage increases in Atlantic City after this fiscal year.

   Although the Company does not report the sales or the financial results of the Company's Florida operations (the Company derives income from a management fee arrangement in part based on sales), same store sales at the Company's Florida operations increased by 13.1% compared to the same three month period last year. Sales at the Company's Florida operations totaled $3,268,000 during the three month period ended March 31, 2007.

   For the six months ended March 31, 2007, the Company's net income from continuing operations was $2,268,000, or $0.63 per share ($0.63 per diluted share), compared to $1,432,000, or $0.41 per share ($0.40 per diluted share), for the same period last year.

   Total revenues from continuing operations for the six month period ended March 31, 2007 were $54.1 million versus $50.1 million in the same period last year. Revenues from the Company's Las Vegas operations represented 47.8% of the Company's total revenues from continuing operations during the six month period ended March 31, 2007. Compared to the same period last year, same store sales in the Company's New York City operations increased by 11.3%, same store sales in the Company's Washington D.C. operations increased by 2.2% and same store sales in the Company's Las Vegas operations increased by 2.4%. The Company's Atlantic City facilities were not open during the first quarter of last year and, as a result, the Company cannot make six month comparisons.

   Same store sales at the Company's Florida operations increased by 14.4% compared to the same six month period last year. Sales at the Company's Florida operations totaled $5,920,000 during the six month period ended March 31, 2007.

   EBITDA from continuing operations for the three month period ended March 31, 2007 was $1,394,000 versus $792,000 during the same three month period last year. EBITDA from continuing operations for the six month period ended March 31, 2007 was $4,695,000 versus $3,314,000 during the same six-month period last year.

   The Company had net income of $378,000 in the three month period ended March 31, 2007 compared to a net loss of $151,000 in the same three month period last year. Net income for the six-month period ended March 31, 2007 was $6,968,000 compared to $765,000 during the same six-month period last year. Net income was positively affected during the 26-week period ended March 31, 2007 as a result of the sale during the quarter of the Company's Lutece and Tsunami locations to Venetian Casino Resort, LLC and the lack of pre-opening and early operating losses experienced at the Company's Atlantic City operations. Excluding the sale of the Company's facilities to the Venetian Casino Resort, net income for the six-month period ended March 31, 2007 would have been $1,850,000 compared to $765,000 during the same six-month period last year.

   As of March 31, 2007, the Company had no long-term bank debt and cash, cash equivalents and short term investments totaling $7,084,000.

   Ark Restaurants owns and operates 24 restaurants and bars, 25 fast food concepts, catering operations and wholesale and retail bakeries. Eight restaurants are located in New York City, four are located in Washington, D.C., eight are located in Las Vegas, Nevada, two are located in Atlantic City, New Jersey, three are located at the Foxwoods Resort Casino in Ledyard, Connecticut and one is located in Boston, Massachusetts. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and nine food court concepts; two bars within the Venetian Casino Resort as well as three food court concepts. In Las Vegas, the Company also owns and operates one restaurant within the Forum Shops at Caesar's Shopping Center. The Florida operations under management include five fast food facilities in Tampa, Florida and eight fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace.

   Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's fillings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



ARK RESTAURANTS CORP.
Condensed Consolidated Income Statement
For the 13 and 26 week periods ended March 31, 2007 and April 1, 2006 (In Thousands, Except per share amounts)
----------------------------------------------------------------------


                       13 weeks ended 13 weeks 26 weeks ended 26 weeks
                                        ended                   ended

                       March 31,      April 1,   March 31,    April 1,
                           2007         2006        2007        2006
                      --------------- -------- -------------- --------

TOTAL REVENUES        $       25,867  $24,120  $      54,069  $50,083

COST AND EXPENSES:

Food and beverage cost
 of sales                      6,831    6,321         13,862   12,669
Payroll expenses               8,930    8,482         17,828   16,820
Occupancy expenses             3,571    3,908          7,563    7,990
Other operating costs
 and expenses                  3,305    2,959          6,545    6,119
General and
 administrative
 expenses                      2,072    1,839          4,055    3,561
Depreciation and
 amortization expenses           675      626          1,313    1,192
                      --------------- -------- -------------- --------

  Total costs and
   expenses                   25,384   24,135         51,166   48,351
                      --------------- -------- -------------- --------

OPERATING INCOME                 483      (15)         2,903    1,732
                      --------------- -------- -------------- --------

OTHER INCOME:

Interest income - Net             38       22            148       47
Other income                     236      181            479      390
                      --------------- -------- -------------- --------
  Total other income             274      203            627      437
                      --------------- -------- -------------- --------

Income from continuing
 operations
  before income taxes            757      188          3,530    2,169

Provision for income
 taxes                           289       64          1,218      737

Limited partner
 interest in income of
 variable interest
 entity                          (21)       -            (44)       -
                      --------------- -------- -------------- --------

Income from continuing
 operations                      447      124          2,268    1,432
                      --------------- -------- -------------- --------

DISCONTINUED
 OPERATIONS:
Income (loss) from
 operations of
 discontinued
 restaurants                       4     (417)         7,160   (1,010)

Provision (benefit)
 for income taxes                 73     (142)         2,470     (343)
                      --------------- -------- -------------- --------

Income (loss) from
 discontinued
 operations                      (69)    (275)         4,690     (667)
                      --------------- -------- -------------- --------

Income before
 cumulative effect of
 change in
  accounting principle           378     (151)         6,958      765

Cumulative effect of
 change in accounting
 principle                         -        -             10        -
                      --------------- -------- -------------- --------

NET INCOME            $          378  $  (151) $       6,968  $   765
                      =============== ======== ============== ========


PER SHARE INFORMATION
 - BASIC AND DILUTED:

Continuing operations
 basic                $          .13  $   .04  $         .63  $   .41
Discontinued
 operations basic     $         (.02) $  (.08) $        1.31  $  (.19)
Cumulative effect of
 change in accounting
 principle            $          .00  $   .00  $         .00  $   .00
                      --------------- -------- -------------- --------
Net basic             $          .11  $  (.04) $        1.94  $   .22
                      =============== ======== ============== ========

Continuing operations
 diluted              $          .12  $   .04  $         .63  $   .40
Discontinued
 operations diluted   $         (.02) $  (.08) $        1.31  $  (.19)
Cumulative effect of
 change in accounting
 principle            $          .00  $   .00  $         .00  $   .00
                      --------------- -------- -------------- --------
Net diluted           $          .10  $  (.04) $        1.94  $   .21
                      =============== ======== ============== ========


WEIGHTED AVERAGE
 NUMBER OF SHARES-
 BASIC                         3,590    3,462          3,580    3,462
                      =============== ======== ============== ========

WEIGHTED AVERAGE
 NUMBER OF SHARES-
 DILUTED                       3,604    3,546          3,590    3,546
                      =============== ======== ============== ========

Continuing Operations
 EBITDA Reconciliation
Pre tax earnings      $          757  $   188  $       3,530  $ 2,169
Depreciation and
 amortization                    675      626          1,313    1,192
Interest                         (38)     (22)          (148)     (47)
                      --------------- -------- -------------- --------
EBITDA (a)            $        1,394  $   792  $       4,695  $ 3,314
                      =============== ======== ============== ========

Continuing Operations
 EBITDA adjusted for
non-cash stock option
 expense
EBITDA (as defined)
 (a)                  $        1,394  $   792  $       4,695  $ 3,314
Non-cash stock option
 expense                          78      187            252      374
                      --------------- -------- -------------- --------
EBITDA adjusted for
 non-cash stock option
 expense              $        1,472  $   979  $       4,947  $ 3,688
                      =============== ======== ============== ========

(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled Measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, is included above.



    CONTACT: Ark Restaurants Corp.
             Robert Towers, 212-206-8800
             bob@arkrestaurants.com